                                                                    Exhibit 4.2

                                WARRANT AGREEMENT

                                     BETWEEN

                        CAPSTONE PHARMACY SERVICES, INC.

                                       AND

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                           Dated as of August 7, 1996

                                TABLE OF CONTENTS

ARTICLE I   DISTRIBUTION OF WARRANT CERTIFICATES..........................................................................2
            Section 1.1 Appointment of Warrant Agent......................................................................2
            Section 1.2 Form of Warrant Certificates......................................................................2
            Section 1.3 Execution of Warrant Certificates.................................................................2
            Section 1.4 Issuance and Distribution of Warrant .............................................................3

ARTICLE II WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS................................................................3
            Section 2.1 Exercise Price....................................................................................3
            Section 2.2 Registration of Common Stock and Exercisability of Warrants.......................................4
            Section 2.3 Procedure for Exercise of Warrants................................................................5
            Section 2.4 Issuance of Common Stock..........................................................................6
            Section 2.5 Certificate for Unexercised Warrants..............................................................6
            Section 2.6 Reservation of Shares.............................................................................6
            Section 2.7 Disposition of Proceeds...........................................................................7

ARTICLE III REDEMPTION OF WARRANTS........................................................................................7
            Section 3.1 Redemption Price and Redemption Trigger Price.....................................................7
            Section 3.2 Payment of Redemption Price.......................................................................8
            Section 3.3 Redemption in Part................................................................................8

ARTICLE IV ADJUSTMENTS AND NOTICE PROVISIONS..............................................................................8
            Section 4.1 Adjustment of Exercise Price......................................................................8
            Section 4.2 No Adjustment to Exercise Price..................................................................12
            Section 4.3 Adjustment to Number of Shares...................................................................12
            Section 4.4 Reorganizations..................................................................................13
            Section 4.5 Adjustment of Redemption Trigger Price...........................................................14
            Section 4.6 Verification of Computations.....................................................................14
            Section 4.7 Exercise Price Not Less Than Par Value...........................................................14
            Section 4.8 Notice of Certain Actions........................................................................14
            Section 4.9 Notice of Redemption.............................................................................16
            Section 4.10 Notice of Adjustments...........................................................................17
            Section 4.11 Warrant Certificate Amendments..................................................................17
            Section 4.12 Fractional Shares...............................................................................17

ARTICLE V OTHER PROVISIONS RELATING TO RIGHTS OF
            REGISTERED HOLDERS OF WARRANT CERTIFICATES...................................................................18
            Section  5.1 Rights of Warrant Holder........................................................................18
            Section 5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates........................................18

ARTICLE VI SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
            AND CANCELLATION OF WARRANT CERTIFICATES.....................................................................19

            Section 6.1 Split Up, Combination, Exchange and Transfer of
                        Warrant Certificates.............................................................................19

            Section 6.2 Cancellation of Warrant Certificates.............................................................20

ARTICLE VII PROVISIONS CONCERNING THE WARRANT AGENT
            AND OTHER MATTERS............................................................................................21
            Section 7.1 Payment of Taxes and Charges.....................................................................21
            Section 7.2 Resignation or Removal of Warrant Agent..........................................................21
            Section 7.3 Notice of Appointment............................................................................22
            Section 7.4 Merger of Warrant Agent..........................................................................23
            Section 7.5 Company Responsibilities.........................................................................23
            Section 7.6 Duties, Liability and Indemnification of Warrant Agent...........................................24
            Section 7.7 Changes to Agreement.............................................................................29
            Section 7.8 Assignment.......................................................................................29
            Section 7.9 Successor to the Company.........................................................................30
            Section 7.10 Notices.........................................................................................30
            Section 7.11 Defects in Notice...............................................................................31
            Section 7.12 Governing Law...................................................................................31
            Section 7.13 Standing........................................................................................31
            Section 7.14 Headings........................................................................................32
            Section 7.15 Counterparts....................................................................................32
            Section 7.16 Availability of the Agreement...................................................................32

                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT (this "Agreement") is made as of August 7, 1996, by and between CAPSTONE PHARMACY SERVICES, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Warrant Agent").

                                R E C I T A L S:

                  A. The Company proposes to make a public offering (the "Offering") of up to 650,000 Series B Warrants (the "Warrants"), each of which will entitle the holder thereof to purchase one share of the Company's common stock, par value $.01 per share (the "Common Stock").

                  B. The Company proposes to issue certificates evidencing the Warrants (such Warrant certificates issued pursuant to this Agreement being hereafter called the "Warrant Certificates").

                  C. The Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement, redemption and surrender of the Warrant Certificates.

                  D. The Company and the Warrant Agent desire to set forth in this Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption of the Warrants.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                      DISTRIBUTION OF WARRANT CERTIFICATES

                  Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

                  Section 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

                  Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those person entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

                  Section 1.4 Issuance and Distribution of Warrant Certificates. The Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall within three (3) business days complete and countersign Warrant Certificates registered in such names and representing such number of Warrants as shall be specified in such order, and shall deliver such Warrant Certificates by first class mail as directed in such order.

                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

                  Section 2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and by the Secretary or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of
Article III hereof, to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price of $10.00 per share (the "Initial Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article IV hereof.

                  Section 2.2 Registration of Common Stock and Exercisability of Warrants. Each Warrant may be exercised at any time after the shares of Common Stock issuable upon exercise of such

Warrants have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and such other action as may be required by Federal or state law relating to the issuance or distribution of securities shall have been taken, but not after 5:00 P.M., Eastern Time, on the earlier of August 16, 1997, or the Redemption Date (as defined in Section 4.9). The term "Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised. The Company shall use reasonable good faith efforts to secure the effective registration of the aforementioned shares of Common Stock under the Securities Act and to register or qualify such shares under applicable state laws; the Company further agrees, from and after the time such registration has become effective, to use reasonable good faith efforts to maintain such registration or qualification in effect and to keep available for delivery upon the exercise of Warrants a prospectus that meets the requirements of Section 10 of the Securities Act, until the earlier of the date by which all Warrants are exercised or the Exercise Deadline; provided, however, that the Company shall have no obligation to register such Common Stock or maintain the effectiveness of such registration or qualification or to keep available a prospectus, as aforesaid, in the event that, by amendment to the Securities Act or otherwise, such registration or qualification or the delivery of such prospectus is not required at the time said Common Stock is to be issued; and provided further that in the event, by amendment to the Securities Act or otherwise, some other or different requirement shall be imposed by act of Congress of the United States that shall relate to the issuance of Common Stock upon exercise of the Warrants, the Company shall use reasonable good faith efforts to comply with such requirements so long as the same shall not be more burdensome to the Company than the registration statement under the Securities Act. Promptly after a registration statement under the Securities Act covering the aforementioned Common Stock has become effective, or such other action as contemplated hereby and as may be required has been taken, as the case may be, the Company shall cause notice thereof or a copy of the prospectus covering the aforementioned Common Stock to be mailed to the Warrant Agent and to each registered holder of a Warrant Certificate. Thereafter, the Company shall give prompt written notice to the Warrant Agent of any change in the registration status of the Common Stock.

                  Section 2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at the principal office of its stock transfer department in Charlotte, North Carolina ("Principal Office"), which is presently at 230 South Tryon Street, Charlotte, North Carolina 28288, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, with signatures guaranteed by a member firm of a national securities exchanges, a commercial bank (not a savings bank or a savings and loan association) or trust company located in the United States or a member of the National Association of Securities Dealers, Inc. ("Signatures Guaranteed"), accompanied by payment in full to the Warrant Agent for the account of the Company of the Exercise Price in effect at the time of such exercise, together with such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Warrant Agent. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred herein as the "Date of Exercise" of such Warrants.

                  Section 2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue or cause its stock transfer agent to issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All shares of

Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Common Stock.

                  Section 2.5 Certificate for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within thirty (30) days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificate representing fractions of Warrants under this or any other section of this Agreement.

                  Section 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

                  Section 2.7 Disposition of Proceeds. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deliver to the Company all funds applied to the purchase of shares of Common Stock upon exercise of such Warrants.

                                   ARTICLE III
                             REDEMPTION OF WARRANTS

                  Section 3.1 Redemption Price and Redemption Trigger Price. The Company may, at its option, redeem all or any portion of the outstanding Warrants at a redemption price of $.25 (twenty-five cents) per Warrant (such price is hereinafter referred to as the "Redemption Price"), provided that the closing bid price per share of Common Stock has been at least 150% of the then Exercise Price (such price, as the same may from time to time be adjusted, is hereinafter referred to as the "Redemption Trigger Price") on all twenty (20) of the trading days ending on the third day prior to the day on which notice of such redemption shall have been given to the Warrant Agent by the Company pursuant to Section 4.9. For purposes of this Section 3.1, the closing bid price for each day shall be the last reported sale price regular way or, in case no such reported shall takes place on such date, the last reported bid price regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchanges is not the principal market for the Common Stock, the closing bid price as reported by the NASDAQ System or its successor, if any. If the price of the Common Stock is not so reported, then the closing bid price shall mean the last known price paid per share by a purchaser of such stock in an arm's-length transaction. All calculations under this Section 3.1 shall be made to the nearest cent.

                  Section 3.2 Payment of Redemption Price. On or prior to the opening of business on the Redemption Date (as defined in Section 4.9), the Company will deposit with the Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to purchase all the Warrants which are to be redeemed. Payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office.

                  Section 3.3 Redemption in Part. In the event the Company shall determine to redeem less than all the Warrants, the Warrants chosen for redemption shall be selected by the Warrant Agent in such manner as the Warrant Agent shall deem fair and equitable.

                                   ARTICLE IV
                        ADJUSTMENTS AND NOTICE PROVISIONS

                  Section 4.1 Adjustment of Exercise Price. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                           a. In case the Company shall (i) declare a dividend
                  or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Company issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under Subsections 4.1(b) and 4.1 (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

                           b. In case the Company shall fix a record date for
                  the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 4.1(d) below) of a share of Common Stock of the Company on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of such Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights or warrants are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to that which would then be in effect if such unissued or unexercised rights or warrants had not been issuable.

                           c. In case the Company shall fix a record date for
                  the making of a distribution to all holders of shares of its Common Stock of (i) shares of any class other than its Common Stock or (ii) evidences of its indebtedness or (iii) assets (excluding cash dividends or distributions, and dividends or distributions referred to in Subsection 4.1(a.) above) or (iv) rights or warrants to acquire securities of the Company (excluding those rights or warrants referred to in Section 4.1(b) above), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 4.1 (d) below) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

                           d. For the purpose of any computation under
                  Subsections 4.1(b) and 4.1(c) above, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock for sixty (60) consecutive trading days ending twenty (20) trading days before such date; provided, however, that if there shall have occurred any event described in Subsections 4.1(a), 4.1(b) or 4.1(c) that shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 60-day period and prior to the Computation Date, the closing price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such closing price by a fraction, the numerator of which is the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this provision is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market price may be minimized. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid price as reported by the NASDAQ System or its successor, if any. If the price of the Common Stock is not so reported, then the closing price shall mean the last known price paid per share by a purchaser of such stock in an arm's-length transaction.

                  e. All calculations made under this Section 4.1 shall be made to the nearest cent.

                  Section 4.2 No Adjustment to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of paragraphs (a), (b) or
(c) of Section 4.1 hereof need be made if such adjustment would amount to a change in such Exercise price of less than $.05; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this
Section 4.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  Section 4.3 Adjustment to Number of Shares. Upon each adjustment of the Exercise Price pursuant to paragraphs (a), (b) or (c) of
Section 4.1, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

                  Section 4.4 Reorganizations. In case of any capital reorganizations, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or the securities or property), (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interest of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale or conveyance or other transfer of all or substantially all of assets of the Company as part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty (30) days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

                  Section 4.5 Adjustment of Redemption Trigger Price. Upon each adjustment of the Exercise Price of the Warrants, the Redemption Trigger Price shall be adjusted to be a price equal to the product of (i) the Redemption Trigger Price, in effect immediately prior to the adjustment of the Exercise Price multiplied by (ii) a fraction, the numerator of which is the Exercise Price in effect immediately after the adjustment of the Exercise Price and the denominator of which is the Exercise Price immediately prior to such adjustment. All calculations under this Section 4.5 shall be made to the nearest cent.

                  Section 4.6 Verification of Computations. The Company shall select a firm of independent public accountants, which selection may be changed from time to time, to verify the computations made in accordance with this
Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article IV and Section 3.1.

                  Section 4.7 Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

                  Section 4.8 Notice of Certain Actions. In the event the Company shall:

                           a. Declare any dividend payable in stock to the
                  holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

                           b. offer to the holders of its Common Stock rights to
                  subscribe for or purchase any shares of any class of stock or any other rights or options; or

                           c. effect any reclassification of its Common Stock
                  (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer of all or substantially all of the assets of the Company, or the liquidation, dissolution or winding up of the Company; or

                           d. issue any shares of Common Stock in exchange for
                  shares of preferred stock of the Company, other than upon conversion of such shares of preferred stock; then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record to be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate. Such notice shall be mailed in the case of any action covered by Subsection 4.8(a) or 4.8(b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by Subsection 4.8(c) or 4.8(d) above, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

                  Section 4.9 Notice of Redemption. Notice of redemption shall be given the Warrant Agent by the Company not less than sixty (60) days prior to the date established for such redemption (the "Redemption Date") and mailed by the Warrant Agent to all registered holders of Warrant

Certificates to be redeemed by the Warrant Agent promptly after the Company shall have given such notice to the Warrant Agent. Each such notice of redemption will specify the Redemption Date and the Redemption Price. The notice will state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office on or after the Redemption Date, and will also state that the right to exercise the Warrants will terminate at 5:00 P.M., Eastern Time, on the business day immediately preceding the Redemption Date. The Company will also make prompt pubic announcement of such redemption by news release and by notice to any national securities exchange on which the Warrants are listed for trading. The notice to the Warrant Agent shall include the verifications provided for in Section 4.6.

                  Section 4.10 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be mailed to the Warrant Agent within fifteen (15) days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, (iii) the Exercise Price, (iv) the number of shares or the securities or other property purchasable upon exercise of each Warrant, (v) the Redemption Trigger Price after giving effect to such adjustment, and (vi) the verifications provided for in Section 4.6. The Warrant Agent shall within fifteen (15) days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

                  Section 4.11 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article IV, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

                  Section 4.12 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock that may result from adjustments in accordance with this Article IV to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock that shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such final fraction multiplied by the difference between the Exercise Price and the market value of a share of Common Stock, as determined by the Warrant Agent on the basis of the market price per share of Common Stock on the business day next preceding the date of such exercise. The registered holder of each Warrant Certificate, by his acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. For the purposes of this Section 4.12, the market price per share of Common Stock at any date shall mean the last reported sale price regular way or, in case no such reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid price as reported by the NASDAQ System or its successor, if any. If the price of the Common Stock is not so reported, then such market price shall mean the last known price paid per share by a purchaser of such stock in an arm's-length transaction. All calculations under this Section 4.12 shall be made to the nearest 1/100th of a share.

                                    ARTICLE V
                     OTHER PROVISIONS RELATING TO RIGHTS OF
                   REGISTERED HOLDERS OF WARRANT CERTIFICATES

                  Section 5.1 Rights of Warrant Holder. No warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, to receive any notice thereof, or to attend meetings of stockholders or any other proceedings of the Company.

                  Section 5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                   ARTICLE VI
                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES

                  Section 6.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 6.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction or transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required to effect any split up, combination, exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Agent shall not be required to (i) issue, register the transfer of or exchange any Warrant during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Warrants selected for redemption under Section 3.1 and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Warrant so selected for redemption in whole or in part, except, in the case of any Warrant to be redeemed in part, the portion thereof not to be redeemed. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

                  Section 6.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.5 in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 6.1 in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

                                   ARTICLE VII

            PROVISIONS CONCERNING THE WARRANT AGENT AND OTHER MATTERS

                  Section 7.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificates for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

                  Section 7.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties hereunder after giving thirty (30) days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank that is a member of the Federal Reserve System. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent. If for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent. During any period following the resignation, termination or incapacity of the Warrant Agent, and prior to the appointment of a successor Warrant Agent, the Company shall act as the Warrant Agent.

                  Section 7.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein shall not affect the legality or validity of the appointment of the successor Warrant Agent.

                  Section 7.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 7.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

                  Section 7.5 Company Responsibilities. The Company agrees that it shall (i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 4.12 upon exercise of Warrants; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may be reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement. The Company shall have the sole and exclusive responsibility and liability to determine the applicability and effect of, and to maintain compliance with, all federal and state securities laws, rules and regulations relating or pertaining to the Warrants, the Common Stock and the Company generally.

                  Section 7.6 Duties, Liability and Indemnification of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company, by its acceptance hereof, and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                           (a) The Warrant Agent shall have no implied duties or
                  obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or given pursuant hereto.

                           (b) The Warrant Agent may rely upon any instrument,
                  not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Warrant Agent shall in good faith and reasonably believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.

                           (c) The Warrant Agent shall have no liability or
                  obligation with respect to its duties hereunder except for the Warrant Agent's willful misconduct or negligence. In no event shall the Warrant Agent be liable for incidental, indirect, special, consequential, or punitive damages. The Warrant Agent shall not be obligated to take any legal action or commence any proceeding in connection with this Agreement or the Warrant Certificates, or to appear in, prosecute or defend any such legal action or proceeding.

                           (d) The Warrant Agent may consult legal counsel
                  selected by it (which may be counsel of the Company) in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability or responsibility to the Company or any holder of Warrant Certificates acting in good faith and in accordance with the opinion or instruction of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                           (e) From and at all times after the date of the
                  Agreement, the Company shall, to the fullest extent permitted by law, to the extent provided herein, indemnify and hold harmless the Warrant Agent and each director, officer, employee, attorney, agent, and affiliate of the Warrant Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including, without limitation, the Company, whether threatened or initiated, asserting a claim or any legal or equitable remedy against any person under any statute or regulation or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Company shall be required to pay such fee and expense if (a) the Company agrees to pay such fees and expenses, (b) the Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including the impleaded parties) include both Indemnified Party and the Company, and Indemnified Party shall have been reasonably advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company. All such fees and expenses payable by the Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim.

                  All of the foregoing losses, damages, costs, and expenses of the Indemnified Parties shall be payable by the Company, upon demand by such Indemnified Party. The obligations of the Company under this Section shall survive and termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

                           (f) Whenever in the performance of its duties under
                  this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by the Chairman, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken reasonably and in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (g) The Warrant Agent shall not be liable for, or by
                  reason of, any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except as to the fact that it has countersigned the Warrant Certificates) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

                           (h) The Warrant Agent shall not be under any
                  responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant

                  Certificate; nor shall it be responsible for any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after receipt of the notice described in Section 4.10 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or as to whether any shares of Common Stock or other securities shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

                           (i) The Warrant Agent and any stockholder, director,
                  officer, or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement to the extent lawfully permitted to so act. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any legal entity.

                           (j) The Warrant Agent may execute and exercise any of
                  the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Warrants resulting from any such act, omission, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                           (k) No provision of this Agreement shall require the
                  Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                           (l) If, with respect to any Warrant Certificate
                  surrendered to the Warrant Agent for exercise or transfer, the form of election to purchase or transfer, as the case may be, has not been completed, the Warrant Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                           (m) The Warrant Agent shall not be required to take
                  notice of, or be deemed to have notice of, any fact, event or determination under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  Section 7.7 Changes to Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making changes or corrections in this Agreement that they shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in the Agreement such further covenants and agreements thereafter to be observed or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates.

                  Section 7.8 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                  Section 7.9 Successor to the Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the performance of this Agreement to be performed by the Company.

                  Section 7.10 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

            Capstone Pharmacy Services, Inc.
            2930 Washington Boulevard
            Baltimore, Maryland  21230
            Attention: Secretary

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

            First Union National Bank of North Carolina
            230 South Tryon Street
            Charlotte, North Carolina  28288
            Attention: Stock Transfer Department

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address shown on the books of the Company maintained by the Warrant Agent.

                  Section 7.11 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity or any adjustment made pursuant to Section 4.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

                  Section 7.12 Governing Law. The validity, interpretation and performance of this Agreement, of each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of Maryland, except that the rights and duties of the Warrant Agent shall be governed by the laws of the state of North Carolina.

                  Section 7.13 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

                  Section 7.14 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 7.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 7.16 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its Stock Transfer Department. Copies of this Agreement may be obtained upon written request addressed to:

            Capstone Pharmacy Services, Inc.
            2930 Washington Boulevard
            Baltimore, Maryland  21230
            Attention: Secretary

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                  CAPSTONE PHARMACY SERVICES, INC.

                                  By:___________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________

                                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                  By:___________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________